UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 17, 2011


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30392                   13-4172059
-------                                ---------                   ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On February 17, 2011, Environmental Solutions Worldwide, Inc. (the "Company") entered into certain note subscription agreements and issued unsecured subordinated promissory notes (collectively, the "Loan Agreements") with Orchard Investments, LLC; Black Family 1997 Trust; Leon D. Black Trust UAD 11/30/92 FBO Alexander Black; Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black; Leon D. Black Trust UAD 11/30/92 FBO Joshua Black; Leon D. Black Trust UAD 11/30/92 FBO Victoria Black; Leon D. Black; John J. Hannan and Richard Ressler (each individually a "Subordinated Lender" or "Holder" and collectively the "Subordinated Lenders" or "Holders") who are current shareholders and may be deemed affiliates of certain members of the board of directors of the Company. The Loan Agreements were approved by the independent directors of the Company. Pursuant to the Loan Agreements, the Subordinated Lenders agreed to make, and made, loans to the Company in the principal aggregate amount of $3 million (the "Loan"), subject to the terms and conditions set forth in the Loan Agreements and represented by unsecured subordinated promissory notes (the "Notes"), dated February 17, 2011.

Proceeds of the Loan, along with available cash, will be used to fund working capital, planned capital investments and other general corporate purposes. With the proceeds of the Loan, the Company and its subsidiaries will be in compliance with covenant obligations under the Demand Credit Agreement (the "Credit Agreement") Canadian Imperial Bank of Commerce ("CIBC") dated March 10, 2010 for which the Company and subsidiaries had previously obtained waivers of covenant obligations that expired February 15, 2011.


The Notes provide that the Loan bears interest at a rate of 10% per annum, payable in-kind on a monthly basis commencing March 17, 2011, up to the date on which the Note has been paid in full. The maturity date of the Loan is the earlier of: (i) the consummation of a rights offering of the Company's common stock, par value $.001 per share (the "Common Stock") registered under the Securities Act of 1933, as Amended (the "Act"), at a sale price of $0.12 per share (as adjusted for any stock split, stock dividend or other similar adjustment) pursuant to which the Company plans to offer rights to purchase approximately $6.5 million shares of Common Stock, which is expected to raise at least an incremental $3.5 million of cash for the Company and will also permit all Subordinated Lenders to exchange their Notes (and the other Notes paid in-kind for the payment of interest under the Notes) for shares of Common Stock at such price per share (with such offering referred to as the "Qualified Offering") or (ii) June 17, 2011 (the "Outside Date"). The Qualified Offering has also been approved by the independent directors of the Company. There can be no assurance, however, that the Company will successfully complete the Qualified Offering on or prior to the Outside Date or thereafter.

In the event the Qualified Offering does not take place on or before the Outside Date, then the Subordinated Lenders at their sole option, may require the Company to refrain from making any and all payments on any of the outstanding principal and accrued interest outstanding under the Notes, however the Company will not be prohibited from paying any accrued interest in-kind through the issuance of substantially similar Notes, at any time. The Holders at their sole option may extend the Outside Date.

In the event the Qualified Offering closes on or prior to the Outside Date and for any reason a Holder shall have failed to have exchanged in the Qualified Offering any and all principal or accrued interest outstanding under its Notes and such Holder wishes to exchange his or her Note for Common Stock at a price of $0.12 per share (as adjusted for any stock split, stock dividend or other similar adjustment), then the Company has agreed to offer such Holder the immediate right to purchase additional shares of Common Stock at such price, so that all principal and accrued interest outstanding under the Notes shall have been exchanged for shares of Common Stock at such price.

In the event the Qualified Offering closes on or prior to the Maturity Date and, for any reason, certain Holders (the "Qualified Holders") collectively shall have failed to have invested at least $1 million in the Qualified Offering or pursuant to exchange of their Notes and the Qualified Holders wish to invest the balance of such $1 million aggregate amount to purchase Common Stock at a price of $0.12 per share (as adjusted for any stock split, stock dividend or other similar adjustment), then the Company will be required to offer to the Qualified Holders the immediate right to invest the balance of such investment amount to purchase additional shares of Common Stock at such price, so that in the aggregate, the Qualified Holders shall collectively invested such $1 million amount.

Concurrent with entering into the Loan Agreements and issuance of the Notes, CIBC, the Company and its subsidiaries; and the Subordinated Lenders entered into a Postponement and Subordination Agreement (the "Subordination Agreement") whereby the Subordinated Lenders agreed that the obligations of the Company and its subsidiaries under the Notes as issued would be subordinate to the obligations of the Company and its subsidiaries under the Credit Agreement.

As previously reported, pursuant to securities subscription agreements entered into by the Company on or about March 23, 2010, the Company issued $3 million of 9% convertible debentures to five (5) accredited investors which have since been converted into 6 million shares of the Company's Common Stock. Additionally, on November 9, 2010 and December 8, 2010, the Company completed an offering in the aggregate of $600,000 to one (1) accredited investor whereby it issued units comprised of 1.5 million shares of common stock and a like number of warrants to purchase 1.5 shares of Common Stock (collectively the "Prior Subscription Agreements"). The investors under the Prior Subscription Agreements will receive an approximate aggregate of 22,500,000 additional shares of Common Stock in conjunction with certain rights under the Prior Subscription Agreements in the event the Qualified Offering closes.


The foregoing summary of the Note, the Loan Agreement and Subordination Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, and 10.1 respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Notes were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") contained in Section 4(2) thereof. The Notes and the shares of Common Stock issuable upon exchange thereof, have not been registered under the Act, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission or in reliance upon an applicable exemption from registration requirements of the Securities Act.

Information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 22, 2011, the Company issued a press release regarding the Loan Agreement, the full text of such release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No      Description
-----------     -----------

   4.1 Form of Subordinated Note Subscription Agreement entered into on February 17, 2011 by Environmental Solutions Worldwide, Inc. and the Subordinated Lenders.

   4.2 Form of Unsecured Subordinated Promissory Note issued on February 17, 2011 by Environmental Solutions Worldwide, Inc. in favor of the Subordinated Lenders.

   99.1         Press release issued by the Company on February 22, 2011.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: February 22, 2011

                                By: /s/ David J. Johnson
                                    ---------------------
                                        David J. Johnson
                                        Chief Executive Officer and President